UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 6, 2019

Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 East Grand Avenue, South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Completion of Senior Convertible Notes Offering

On November 13, 2019, Cytokinetics, Incorporated (the “Company”) completed its registered underwritten public offering of $138 million aggregate principal amount of 4.00% Convertible Senior Notes due 2026 (such notes, the “Notes,” and such offering, the “Offering”) pursuant to an underwriting agreement with Morgan Stanley & Co. LLC on behalf of itself and as representative of the several other underwriters named in Schedule I thereto, described in Item 8.01 below, which includes $18 million aggregate principal amount of Notes sold pursuant to the full exercise of the underwriters’ option to purchase additional Notes, solely to cover over-allotments.

The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission on November 6, 2019, which was effective upon filing (Registration No. 333-234537), including the prospectus supplement filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act, dated November 7, 2019, to the prospectus contained in the registration statement (the “Registration Statement”).

Base Indenture and Supplemental Indenture

The Company issued the Notes under an indenture, dated as of November 13, 2019 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of November 13, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes will mature on November 15, 2026 (the “Maturity Date”), unless earlier repurchased, redeemed, or converted. The Notes are senior unsecured obligations of the Company and bear interest at an annual rate of 4.00%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2020.

Holders may convert their Notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2020 (and only during such calendar quarter), if the last reported sale price per share of the Company’s common stock for each of at least 20 trading days, whether or not consecutive, during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price on the applicable trading day; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Company’s common stock; (4) if the Company calls the Notes for redemption; and (5) at any time from, and including, July 15, 2026 until the close of business on the scheduled trading day immediately before the Maturity Date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at the Company’s election, based on the applicable conversion rate.

The initial conversion rate for the Notes is 94.7811 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $10.55 per share. If a “make-whole fundamental change” (as defined in the Indenture) occurs, then the Company will in certain circumstances increase the conversion rate for a specified period of time.

The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after November 20, 2023 and, in the case of any partial redemption, on or before the 60th scheduled trading day before the Maturity Date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice. If a “fundamental change” (as defined in the Indenture) occurs, then, subject to certain exceptions, holders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture contains customary events of default including: (1) a default in the payment when due (whether at maturity, upon redemption, repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Note; (2) a default for 30 days in the payment when due of interest on any

Note; (3) the Company’s failure to deliver, when required by the Indenture, a fundamental change notice or certain other required notices; (4) a default in the Company’s obligation to convert a Note in accordance with the Indenture upon the exercise of the conversion right with respect thereto and such failure continues for five business days; (5) a default in the Company’s obligations related to a consolidation, merger or asset sale of the Company; (6) a default in the Company’s obligations or agreements under the Indenture or the Notes (other than a default set forth in (1), (2), (3), (4), or (5) above) where such default is not cured or waived within 60 days after notice to the Company by the Trustee, or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding; (7) a default by the Company or any of the Company’s significant subsidiaries (as defined in the Indenture) with respect to any one or more mortgages, agreements, or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $12,500,000 (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s significant subsidiaries, whether such indebtedness exists as of the date the Company first issues the Notes or is thereafter created, where such default: (i) constitutes a failure to pay the principal of any of such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or (ii) results in such indebtedness becoming or being declared due and payable before its stated maturity (an “acceleration”), and, in either case, such acceleration has not been rescinded or annulled or such failure to pay or default is not cured or waived, or such indebtedness is not paid or discharged in full, within 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding; (8) one or more final judgments being rendered against the Company or any of the Company’s significant subsidiaries for the payment of at least $12,500,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and (9) certain events of bankruptcy, insolvency and reorganization with respect to the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related Events of Defaults (as defined in the Indenture) occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an Event of Default other than certain bankruptcy, reorganization and insolvency-related Events of Defaults occurs and is continuing, the Trustee by notice to the Company, or the holders of the Notes of at least 25% in aggregate principal amount of the outstanding Notes, by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 360 days after such Event of Default, consist exclusively of the right to receive additional interest on the Notes.

The Indenture provides that the Company may not consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person (other than any such merger, sale, lease or transfer to one or more of the Company’s wholly owned subsidiaries not effected by means of a consolidation or merger), unless: (1) the resulting, surviving or transferee person is the Company or, if not the Company, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such business combination event, a supplemental indenture) all of the Company obligations under the Indenture and the Notes and (2) immediately after giving effect to such business combination event, no default or Event of Default will have occurred and be continuing.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Supplemental Indenture, including the form of Note, is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Notes and the Indenture in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture and the form of Note included therein.

Capped Call Transactions

In connection with the Offering, on November 7, 2019 and November 8, 2019, the Company entered into privately negotiated capped call transactions with one of the underwriters in the Offering or its affiliate (the “Option Counterparty”). The Company used approximately $13.4 million of the net proceeds from the Offering of the Notes to pay the cost of the capped call transactions. The capped call transactions are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market value per share of the Company’s common stock, as measured under the terms of the capped call transactions at the time of exercise, is greater than the strike price of the capped call transactions (which initially corresponds to the initial conversion price of the Notes, and is subject to certain adjustments), with such reduction and/or offset subject to a cap initially equal to approximately $14.07 (which represents a premium of approximately 70% over the last reported sale price of the Company’s common stock on November 7, 2019), subject to certain adjustments. The capped call transactions are separate transactions, entered into by the Company with the Option Counterparty and are not part of the terms of the Notes.

A copy of the form of confirmation for the capped call transactions is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the capped call transactions is a summary and is qualified in its entirety by reference to such exhibit.

Amendments to Loan and Security Agreement

In connection with the Offering, on November 6, 2019 and November 7, 2019, the Company entered into a First Amendment and a Second Amendment (together, the “Amendments”) to that certain Loan and Security Agreement (the “Original Loan Agreement”), dated as of May 17, 2019, with Oxford Finance LLC (“Oxford”), as collateral agent, and Silicon Valley Bank (“SVB”) and Oxford as lenders party thereto. The Original Loan Agreement, as amended by the Amendments (the “Amended Loan Agreement”), permits the issuance of the Notes in the Offering and the capped call transactions described above and adds a financial covenant that the Company will maintain either (i) a minimum market capitalization of $550 million or (ii) minimum unrestricted cash and/or cash equivalents (including short-term investments) of $56.3 million in accounts at SVB, prior to the achievement of certain milestone in trial development.

The foregoing is only a summary of the material terms of the Amendments and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On November 7, 2019, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC on behalf of itself and as representative of the several other underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to sell $120 million aggregate principal amount of Notes and, at the option of the Underwriters, up to an additional $18 million aggregate principal amount of Notes, solely to cover over-allotments.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company estimates that net proceeds from the Offering will be approximately $133.4 million, after deducting the Underwriters’ discounts and estimated transaction expenses associated with the Offering payable by the Company. The Company intends to use the net proceeds from the Offering to fund (i) the continued development of and commercial readiness activities associated with omecamtiv mecarbil, (ii) the continued clinical development of CK-274 and related compounds in indications associated with hypertrophic cardiomyopathies and related diseases associated with diastolic dysfunction and cardiac fibrosis, including heart failure with preserved ejection fraction, (iii) the continued clinical development of reldesemtiv in patients with amyotrophic lateral sclerosis and spinal muscular atrophy, including potential Phase 3 clinical trials and other commercial readiness activities, and (iv) working capital and other general corporate purposes, including tenant improvement of the new facility the Company plans to move into in 2021, capital expenditures, debt service or retirement of debt, including existing debt outstanding under the Amended Loan Agreement. Cytokinetics also used a portion of the net proceeds from the Offering to pay the cost of the capped call transactions described above.

In connection with the Offering, the Company is filing the opinion and consent of its counsel, Cooley LLP, regarding the validity of the securities being registered as Exhibits 5.1 and 23.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Offering and the Company’s expectations regarding the expected net proceeds from the Offering and use of those net proceeds. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 7, 2019, by and between the Company and Morgan Stanley & Co. LLC as representative of the several underwriters named therein.

4.1	Base Indenture, dated November 13, 2019, between the Company and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated November 13, 2019, between the Company and U.S. Bank National Association, as Trustee (including the form of 4.00% Convertible Senior Note due 2026).

5.1	Opinion of Cooley LLP.

10.1*	First Amendment to Loan and Security Agreement, dated as of November 6, 2019, by and among the Company, Oxford Finance LLC and Silicon Valley Bank.

10.2*	Second Amendment to Loan and Security Agreement, dated as of November 7, 2019, by and among the Company, Oxford Finance LLC and Silicon Valley Bank.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Form of Confirmation for Capped Call Transactions.

*	Portions of this exhibit have been omitted as being immaterial and would be competitively harmful if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: November 13, 2019	By:	/s/ Ching Jaw
Ching Jaw
Senior Vice President, Chief Financial Officer